UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 6, 2011

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 to Form 8-K is being filed to revise and amend the Current Report on Form 8-K that was filed by MidWestOne Financial Group, Inc. (the “Company”) on July 6, 2011 (the "Original Filing"). This Amendment No. 1 amends and restates Item 8.01 disclosures included in the Original Filing to correct a typographical error of $133,333 in the amount of accrued and unpaid dividends included in the repurchase when the actual number was $113,333. The Amendment No. 1, with the exception of the foregoing change, does not make any other changes to the Original Filing; nor does it purport to update or modify disclosures contained in the Original Filing to reflect events that occurred following the filing date thereof.
Item 8.01.    Other Events.
On July 6, 2011, MidWestOne Financial Group, Inc. (the “Company”) issued a press release announcing completion of its repurchase of the $16.0 million of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Preferred Stock") issued to the U.S. Treasury ("Treasury") under the TARP Capital Purchase Program. The press release is attached as Exhibit 99.1.
The Company paid $16,113,333 to Treasury on July 6, 2011, to redeem the Preferred Stock and pay $113,333 of accrued and unpaid dividends. The Preferred Stock had a carrying value of $15.8 ($16 million net of a $0.2 million unaccreted discount) on the Company's balance sheet. As a result of the redemption, the Company has accelerated accretion of the discount and recorded it as a reduction in retained earnings. Additionally, the reduction will be treated as a charge against net income available to common shareholders in the results of operations for the third quarter of 2011 in the same manner as that for preferred dividends. It is projected that this adjustment will reduce third quarter net earnings available to common shareholders by approximately 2 cents per share.
Treasury also holds a warrant to purchase 198,675 of the Company's common shares at $12.08. The Company intends to provide Treasury with a timely notice of intent to repurchase the warrant, thus beginning the process for determining the fair market value of the warrant. If the Company and Treasury reach agreement on the fair market value of the warrant, the Company will repurchase and cancel the warrant.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:
99.1    MidWestOne Financial Group, Inc. Press Release dated July 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	July 7, 2011	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer